EXHIBIT 10.5

                          AGREEMENT TO PURCHASE STOCK

                                     BETWEEN

                             BANKFIRST ("Purchaser")

                                       AND

                  CURTIS MORTGAGE COMPANY ("Curtis Mortgage");
                     WILLIAM H. CURTIS AND GORDON C. CURTIS
                                ("Shareholders")

                            Dated: January 13, 1998

                               Table of Contents

I.   DEFINITIONS....................................................Page 1 of 24
     1.1       "Agreement"..........................................Page 2 of 24
     1.2       "Benefit Plans"......................................Page 2 of 24
     1.3       "Closing"............................................Page 2 of 24
     1.4       "Closing Date".......................................Page 2 of 24
     1.5       "Code"...............................................Page 2 of 24
     1.6       "ERISA"..............................................Page 2 of 24
     1.7       "Hazardous Substance"................................Page 2 of 24
     1.8       "Interim Financial Statements".......................Page 2 of 24
     1.9       "Curtis Mortgage"....................................Page 2 of 24
     1.10      "Personal Agreements"................................Page 2 of 24
     1.11      "Purchaser"..........................................Page 2 of 24
     1.12      "Shareholders".......................................Page 2 of 24

II.  COVENANTS AND UNDERTAKINGS.....................................Page 2 of 24
     2.1       Purchase of Stock....................................Page 2 of 24
     2.2       Purchase Price.......................................Page 3 of 24
     2.3       Escrow Account.......................................Page 3 of 24
     2.4       Separate Entity......................................Page 4 of 24
     2.5       Conduct of the Business of Curtis
                 Mortgage Prior to Closing..........................Page 4 of 24
     2.6       Lease Agreements.....................................Page 5 of 24
     2.7       Filing of Tax Returns................................Page 5 of 24
     2.8       Examination of Records...............................Page 5 of 24
     2.9       Consents and Approvals...............................Page 6 of 24
     2.10      Personal Agreements..................................Page 6 of 24
     2.11      Supplying of Financial Statements....................Page 6 of 24

III. REPRESENTATIONS AND WARRANTIES OF CURTIS MORTGAGE AND THE
     SHAREHOLDERS...................................................Page 6 of 24
     3.1       Organization and Standing............................Page 6 of 24
     3.2       Authority and Status.................................Page 6 of 24
     3.3       Capitalization.......................................Page 7 of 24
     3.4       Absence of Equity Investments........................Page 7 of 24
     3.5       Financial Statements of Curtis Mortgage..............Page 7 of 24
     3.6       Absence of Undisclosed Liabilities...................Page 8 of 24
     3.7       Tax Returns..........................................Page 8 of 24
     3.8       Ownership of Assets and Leases.......................Page 9 of 24
     3.9       Agreement Does Not Violate Other Instruments.........Page 9 of 24
     3.10      Absence of Changes...................................Page 9 of 24
     3.11      Litigation..........................................Page 10 of 24

     3.12      Licenses and Permits; Compliance with Law...........Page 10 of 24
     3.13      Contracts, Etc......................................Page 10 of 24
     3.14      Labor Matters.......................................Page 11 of 24
     3.15      Benefit Plans.......................................Page 11 of 24
     3.16      Mortgage Loans......................................Page 12 of 24
     3.17      Environmental Matters...............................Page 12 of 24
     3.18      Insurance...........................................Page 12 of 24
     3.19      Related Party Relationships.........................Page 13 of 24
     3.20      Exhibits............................................Page 13 of 24
     3.21      Audited Net Worth...................................Page 13 of 24
     3.22      Disclosure and Absence of
                 Undisclosed Liabilities...........................Page 13 of 24

IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER...................Page 13 of 24
     4.1       Organization and Standing...........................Page 13 of 24
     4.2       Corporate Power and Authority.......................Page 13 of 24
     4.3       Agreement Does Not Violate Other Instruments........Page 14 of 24

V.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..............Page 14 of 24
     5.1       Representations True at Closing.....................Page 14 of 24
     5.2       Acts and Undertakings of Curtis
                 Mortgage and the Shareholders.....................Page 14 of 24
     5.3       No Injunction, Etc..................................Page 14 of 24
     5.4       Opinion of Counsel..................................Page 15 of 24
     5.5       Consents, Approvals and Waivers.....................Page 15 of 24
     5.6       Personal Agreements.................................Page 15 of 24
     5.7       Due Diligence Investigation.........................Page 15 of 24
     5.8       Life Insurance......................................Page 15 of 24

VI.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
     CURTIS MORTGAGE AND THE SHAREHOLDERS TO CLOSE.................Page 15 of 24
     6.1       Representations True at Closing.....................Page 15 of 24
     6.2       Covenants of Purchaser..............................Page 16 of 24
     6.3       No Injunction, Etc..................................Page 16 of 24
     6.4       Opinion of Counsel for Purchaser....................Page 16 of 24
     6.5       Consents, Approvals and Waivers.....................Page 16 of 24
     6.6       Personal Agreements.................................Page 16 of 24

VII. CLOSING.......................................................Page 16 of 24
     7.1       Time and Place of Closing...........................Page 16 of 24
     7.2       Transactions at Closing.............................Page 16 of 24
               7.2.1     Curtis Mortgage and the
                            Shareholders' Performance..............Page 16 of 24
               7.2.2     Performance by Purchaser..................Page 18 of 24

VIII.SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION
     8.1       Survival of Representations and Warranties
                 of Curtis Mortgage and the Shareholders...........Page 18 of 24
     8.2       Survival of Representations and
                 Warranties of Purchaser...........................Page 20 of 24

IX.  TERMINATION...................................................Page 20 of 24
     9.1       Method of Termination...............................Page 20 of 24
     9.2       Effect of Termination...............................Page 20 of 24
     9.3       Risk of Loss........................................Page 21 of 24

X.   GENERAL PROVISIONS............................................Page 21 of 24
     10.1      Notices.............................................Page 21 of 24
     10.2      Brokers.............................................Page 22 of 24
     10.3      Further Assurances..................................Page 22 of 24
     10.4      Waiver..............................................Page 22 of 24
     10.5      Expenses............................................Page 23 of 24
     10.6.     Binding Effect......................................Page 23 of 24
     10.7.     Headings............................................Page 23 of 24
     10.8.     Entire Agreement....................................Page 23 of 24
     10.9      Governing Law.......................................Page 23 of 24
     10.10     Counterparts........................................Page 23 of 24
     10.11     Pronouns............................................Page 23 of 24
     10.12     Exhibits Incorporated...............................Page 23 of 24
     10.13     Time of Essence.....................................Page 23 of 24
     10.14     Intent and Due Diligence Standard...................Page 23 of 24

                          AGREEMENT TO PURCHASE STOCK

      This Agreement to Purchase Stock, made this 13th day of January, 1998, by and among BankFirst, a Tennessee banking corporation, with its principal offices at 625 Market Street, Knoxville, Tennessee 37902 (hereinafter referred to as "Purchaser"), Curtis Mortgage Company, a Tennessee corporation with its principal office at 249 North Peters Road, Knoxville, Tennessee 37923 (hereinafter referred to as "Curtis Mortgage"), and William H. Curtis and Gordon
C. Curtis (hereinafter referred to as the "Shareholders").

                              W I T N E S S E T H:

      WHEREAS, William Curtis and Gordon Curtis are the only shareholders, and the Shareholders own all of the authorized, issued and outstanding shares of Curtis Mortgage; and

      WHEREAS, Purchaser has made an offer, pursuant to which Purchaser will purchase all of the authorized, issued and outstanding shares of Curtis Mortgage owned by the Shareholders upon the terms and subject to the conditions set forth herein; and

      WHEREAS, Curtis Mortgage and the Shareholders have accepted the offer pursuant to the terms and conditions set forth herein.

      WHEREAS, it is the intention of the Shareholders to allow Purchaser ample time and access to information in order to fully and completely conduct any and all due diligence investigation that it deems necessary to satisfy itself with the condition of Curtis Mortgage to be acquired by Purchaser pursuant to this Agreement; and

      WHEREAS, the parties hereto have intentionally not provided for a substantial nonrefundable deposit, it being the intention of the parties that, if Purchaser is not satisfied with the results of its due diligence investigation, Purchaser may elect not to consummate the transactions contemplated by this Agreement and neither party shall have any other claim against the other party.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the parties agree as follows:

      I. DEFINITIONS.

      As used herein, the following terms shall have the following meanings unless the context otherwise requires:

            1.1  "Agreement"   shall  mean  this  Agreement  to  Purchase  Stock
Agreement.

            1.2  "Benefit  Plans"  shall have the  meaning  set forth in Section
3.14.

            1.3 "Closing" shall mean the consummation of the transactions provided for in this Agreement.

            1.4 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 7.1 hereof.

            1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

            1.6 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            1.7  "Hazardous  Substance"  shall  have the  meaning  set  forth in
Section 3.17.

            1.8 "Interim Financial Statements" shall have the meaning set forth in Section 3.5.

            1.9  "Curtis  Mortgage"  shall  mean  Curtis  Mortgage  Company,   a
Tennessee corporation.

            1.10 "Personal Agreements" shall mean those Employment Agreements between Curtis Mortgage and those individuals set forth in Section 2.10, substantially in the form attached as Exhibits 2.10(a), 2.10(b), and 2.10(c), each of which may be referred to individually as a "Personal Agreement" and/or "Employment Agreement".

            1.11 "Purchaser" shall mean BankFirst, a Tennessee corporation.

            1.12 "Shareholders" shall mean William H. Curtis and Gordon C. Curtis, each of whom may be referred to individually as a "Shareholder".

      II. COVENANTS AND UNDERTAKINGS.

            2.1 Purchase of Stock. Subject to the terms and conditions hereinafter set forth, the Shareholders shall, at the Closing, sell, assign, transfer, convey and deliver to Purchaser, free and clear of all liens, claims, charges, security interests and other encumbrances of any nature whatsoever, all of the authorized, issues and outstanding shares of stock of Curtis Mortgage owned by Shareholders. Such sale, transfer, conveyance and delivery shall be evidenced by the delivery to Purchaser of duly endorsed in blank share certificates accompanied by duly executed stock powers (in other case, with signatures guaranteed).

            2.2 Purchase Price. Purchaser, in full payment for the purchase of stock pursuant to Section 2.1 hereof shall pay to the Shareholders Seven Million Five Hundred Thousand Dollars ($7,500,000.00) cash. Seven Million Dollars ($7,000,000.00) shall be delivered to Shareholders at Closing and Five Hundred Thousand Dollars ($500,000.00) shall be placed in the Escrow Account described in Section 2.3 below.

            2.3 Escrow Account. Shareholders shall deposit Five Hundred Thousand Dollars ($500,000.00) into an interest-bearing escrow account to be held by BankFirst, as Escrow Agent, for a period of thirty-six (36) months after the date of Closing (the "Escrow Period"). The Escrow Agent shall be maintained at BankFirst as long as BankFirst is paying a competitive interest rate. In the event the Shareholders determine that BankFirst is not paying a competitive interest rate and the Shareholders desire to move the account, the parties to this Agreement and the new bank shall enter into an Escrow Agreement which will adopt the terms of this Agreement. In the event that Curtis Mortgage receives a notification of an audit, or tax assessment, by federal or state tax authorities, within the Escrow Period, then the Escrow Period shall be extended until a final assessment or resolution of the tax liability is made. At the expiration of the Escrow Period, as the same may be extended, the Escrow Agent shall pay to Shareholders Five Hundred Thousand Dollars ($500,000.00) plus the accrued interest, less the following items, if any:

                  (a) Any amounts paid by Curtis  Mortgage  Company prior to the expiration of such period, for liabilities or obligations which were incurred or owed by Curtis Mortgage prior to Closing, but which were not included in the balance sheet of Curtis Mortgage as of October 31, 1997. Such items include, but are not limited to, federal, state or local tax liabilities relating to the operation of Curtis Mortgage prior to Closing and any undisclosed debts or liabilities which arose or were incurred, or caused by Curtis Mortgage to exist by its operations through October 31, 1997.

                  (b) Any  damages  suffered  by  Purchaser  as a result  of the breach of the Agreement for Purchase of Stock by Curtis Mortgage or the Shareholders, including any misrepresentation made therein, or in any of the exhibits, schedules, or disclosures made in connection with the negotiation and consummation of said Agreement.

If during the Escrow Period, any claim shall be made against the Escrow Fund, the Escrow Agent and/or Purchaser, as the case may be, shall notify the Shareholders in writing as to the nature and amount of such claim or debt.
Within ten (10) business days upon receipt of such notice, the Shareholders shall notify the Escrow Agent and the Purchaser in writing whether the claim or debt is valid and due. If Seller consents to payment, the Escrow Agent shall pay the claim or debt and obtain a receipt therefor. If the Shareholders dispute the claim or debt, the Escrow Agent shall notify Purchaser and not disburse any of the Escrow Fund in connection with the disputed item until Escrow Agent receives written directions with respect to it, signed by both Purchaser and Shareholders. If any disputed claim or debt is unresolved when the Escrow is due to expire, Escrow Agent shall continue to hold sufficient amounts to cover said claim or debt until such claim or debt is disposed of to the satisfaction of Purchase and Sellers. The Escrow Agent shall not be required to determine the amount of validity of any claim or debt alleged, or be responsible for the sufficiency of any agreement or the payment of any claim or debt made by Purchaser and Shareholders for such amount. Escrow Agent shall not be liable for any acts or omissions of any kind unless caused by his negligence or wilful misconduct. BankFirst will not charge an escrow fee for handling the escrow fund; however, if a third party is appointed as the Escrow Agent, the new Escrow Agent's fee shall be fixed by the parties under a separate agreement.

            2.4 Separate Entity. Initially, Purchaser will maintain Curtis Mortgage as a separate entity; however, at its discretion, Purchaser shall be entitled to change the corporate structure to meet the Purchaser's needs. In the event of a change in corporate structure or otherwise, the Purchaser and the Shareholders shall in no way be relieved of all other agreements and undertakings set forth in this Agreement.

            2.5 Conduct of the Business of Curtis Mortgage Prior to Closing.

                  2.5.1  Except (i) with the  consent  in writing of  Purchaser,
            (ii) as may be required to effect the transactions contemplated by this Agreement or (iii) as provided otherwise in this Agreement, Curtis Mortgage and the Shareholders covenant that, between the date of this Agreement and the Closing Date, Curtis Mortgage will conduct its business in the ordinary course and that they will:

                        (a) use their  best  efforts  deemed  reasonable  in the
                  normal course of business and in conformity to past practices to preserve the organization of Curtis Mortgage intact and to preserve the goodwill of customers and others having business relations with Curtis Mortgage;

                        (b) maintain the  properties  of Curtis  Mortgage in the
                  same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted;

                        (c) keep in force at no less than their  present  limits
                  all existing bonds and policies of insurance insuring Curtis Mortgage and its respective properties and employees;

                        (d) not make or permit any  change in Curtis  Mortgage's
                  Articles of Incorporation or Bylaws, or in its authorized, issued or outstanding securities;

                        (e) not grant any stock  option or right to purchase any
                  security of Curtis Mortgage, issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities, or agree to do any of the foregoing or declare, set aside or pay any dividend or other distribution in respect of such securities; and

                        (f) promptly advise  Purchaser in writing of any matters
                  arising or discovered after the date of this Agreement which, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

                  2.5.2 Except after prior  notification to, and written consent of Purchaser, Curtis Mortgage will not make, and the Shareholders will not permit Curtis Mortgage to make, between the date of this Agreement and the Closing Date, any change in its banking or safe deposit arrangements or grant any powers of attorney. A list of all bank accounts, safe deposit boxes (and the contents thereof) and powers of attorney of Curtis Mortgage and of all persons authorized to act with respect thereto is attached hereto as Exhibit 2.5.2.

                  2.5.3 Except with the prior  consent in writing of  Purchaser,
            Curtis Mortgage will not make, and the Shareholders will not permit Curtis Mortgage to make, between the date of this Agreement and the Closing Date, any changes in its accounting methods or practices.

            2.6 Lease Agreement. Curtis Mortgage and Shareholders shall at the Closing enter into a Lease Agreement substantially in the form set forth in
Exhibit 2.6(a).

            2.7 Filing of Tax Returns. Curtis Mortgage will timely file all federal, state and local tax returns required before Closing. For purposes of this Section 2.7, such returns shall be deemed timely filed if Curtis Mortgage has obtained an extension from the appropriate taxing authority as to the time in which it may file such tax returns. Curtis Mortgage shall submit all such tax returns to Purchaser prior to the date they must be filed, and Purchaser shall have the opportunity to comment on the tax returns. Purchaser will file all such tax returns due after the Closing. The Shareholders hereby agree to provide Purchaser with all information within their knowledge or possession necessary to file such returns. All such information shall be true, correct and accurate in all respect to the best of the Shareholders' knowledge, information and belief.

            2.8 Examination of Records. Between the date of the Letter of Intent and the Closing Date, Curtis Mortgage will allow, and the Shareholders will cause Curtis Mortgage to allow, Purchaser, its counsel and other representatives full access to all the books, records, files, documents, assets, properties, personnel, contracts, and agreements of Curtis Mortgage which may be reasonably requested, and shall furnish Purchaser, its officers and representatives during such period with all information concerning the affairs of Curtis Mortgage which may be reasonably requested (herein collectively the "Information"). Purchaser acknowledges that the Information would otherwise not be available and that it is confidential. Purchaser agrees to hold the Information in strict confidence, and agrees not to communicate or otherwise transmit any of the Information to any other person, company or entity, or to use the Information for any purpose other than to enable Purchaser to analyze Curtis Mortgage for the purpose of acquisition. Purchaser further agrees that (1) in the event it does not acquire Curtis Mortgage, or (2) upon demand by Curtis Mortgage, Purchaser will promptly return to Curtis Mortgage any and all Information that was disclosed by Curtis Mortgage in written form, including all copies made by Purchaser, and will confirm in writing to Curtis Mortgage that all written information has been so returned. Purchaser will conduct any investigation in a manner which will not unreasonably interfere with the business of Curtis Mortgage.

            2.9 Consents and Approvals. Purchaser, Curtis Mortgage and the Shareholders agree to use their best efforts to obtain the waiver, consent and approval of all persons and regulatory authorities whose waiver, consent or approval is required in order to consummate the transactions contemplated by this Agreement. All obtained written waivers, consents and approvals shall be produced at Closing in form and content reasonably satisfactory to Purchaser and the Shareholders.

            2.10 Personal Agreements. Each Shareholder and Jennifer Wiggins at the Closing will enter into a Personal Agreement and/or Covenant Not to Compete substantially in the form set forth in Exhibits 2.10(a) through 2.10(c). As officers, employees and/or directors of Curtis Mortgage, the Shareholders and Wiggins shall be entitled to all rights afforded by the contracts, by-laws and the statutes of the State of Tennessee.

            2.11 Supplying of Financial Statements. Curtis Mortgage and the Shareholders will deliver to Purchaser all regularly prepared unaudited financial statements of Curtis Mortgage prepared after the date of this Agreement, in the format historically utilized internally, as soon as available, but not later than the 10th day of each month.

      III.   REPRESENTATIONS   AND   WARRANTIES  OF  CURTIS   MORTGAGE  AND  THE
SHAREHOLDERS.

      Curtis Mortgage and the Shareholders, jointly and severally, represent and warrant to Purchaser as follows:

            3.1 Organization and Standing. Curtis Mortgage is a Tennessee corporation duly authorized, validly existing and in good standing. Copies of Curtis Mortgage's Articles of Incorporation, and all amendments thereof to date, certified by the Secretary of State of Tennessee, and of Curtis Mortgage's Bylaws, as amended to date certified by Curtis Mortgage's secretary, are attached as Exhibit 3.1, and are true, correct and complete copies as of the date of this Agreement.

            3.2 Authority and Status. Each Shareholder and Curtis Mortgage has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by Curtis Mortgage of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of Curtis Mortgage. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by Curtis Mortgage or any Shareholder in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Curtis Mortgage and the Shareholders, as the case may be, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

            3.3 Capitalization. The entire authorized capital stock of Curtis Mortgage consists of Five Hundred (500) shares of no par value common stock of which Five Hundred (500) shares are issued and outstanding and are held by the Shareholders as set forth below:

            Shareholder                             Number of Shares Held
            -----------                             ---------------------

            William Curtis                                  250
            Gordon Curtis                                   250

As of the Closing, all of the issued and outstanding shares of Curtis Mortgage owned by the Shareholders shall be free and clear of all liens, claims, charges and encumbrances of any nature whatsoever, and the authorization of no other person or entity will be required to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in Curtis Mortgage. There are no outstanding options, warrants, calls, commitments or plans by Curtis Mortgage to issue any additional shares of its capital stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of Curtis Mortgage.

            3.4 Absence of Equity Investments. Curtis Mortgage does not, either directly or indirectly, own of record or beneficially any shares or other equity interest in any corporation, partnership, limited partnership, joint venture, trust or other business entity, except the following as described on Exhibit 3.4.

            3.5 Financial Statements of Curtis Mortgage. Curtis Mortgage has delivered to the Purchaser copies of the following financial statements, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated:

            (i) Balance Sheets of Curtis Mortgage as of December 1996, 1995 and 1994, together with related statements of income and cash flow and the related footnotes, all certified by H. James Johnston, Certified Public Accountant. The Balance Sheets present a true and complete statement, as of their dates, of Curtis Mortgage's financial condition and the results of its operations for the respective periods; and

            (ii) Balance Sheet of Curtis Mortgage with related statement of operations as of and for the period ended October 31, 1997, prepared by Curtis Mortgage's personnel, which have not been formally audited, certified as true and accurate by the Shareholders to the best of their knowledge. These statements present fairly Curtis Mortgage's financial condition as of October 31, 1997 and the results of its operations for the period then ended (the Interim Financial Statements).

            3.6 Absence of Undisclosed Liabilities. Except as to the extent fully reflected or reserved against in Curtis Mortgage's Balance Sheets or set forth in the Exhibits to this Agreement, Curtis Mortgage as of October 31, 1997 had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by Curtis Mortgage's income for any period prior to October 31, 1997, or arising out of transactions entered into, or any state of facts existing, prior thereto. Each Shareholder represents and warrants that he does not know or have reasonable grounds to know of any basis for the assertion against Curtis Mortgage as of October 31, 1997, of any liability of any nature or in any amount not fully reflected or reserved against in the Balance Sheet. Except as disclosed in the interim financial statements for the period ended October 31, 1997 or Exhibit 3.6, there has not been

            (i) any change in Curtis Mortgage's financial condition, assets, liabilities, or business, other than changes in the ordinary course of business;

            (ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting Curtis Mortgage's properties or business;

            (iii) any declaration, or setting aside, or payment of any dividend or other distribution in respect of Curtis Mortgage's shares, or any direct or indirect redemption, purchase, or other acquisition of any of such shares;

            (iv) any increase in the compensation payable or to become payable by Curtis Mortgage to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of them; or

            (v) any significant labor trouble, or any event or condition of any character, materially and adversely affecting Curtis Mortgage's business or prospects.

            3.7 Tax Returns. Curtis Mortgage has, as of the date hereof, and will prior to Closing have, timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed by it prior to such dates and has timely paid, or will prior to Closing pay, all taxes shown on such returns as owed for the period of such returns, including all withholding or other payroll related taxes shown on such returns. The tax basis of all assets of Curtis Mortgage as reflected on its tax returns and related records is correct and accurate for use in tax periods ending after Closing. Curtis Mortgage's tax returns have not been audited, and Curtis Mortgage has not received notice of any impending audit. No unresolved assessments or notices of deficiency or other communications have been received by Curtis Mortgage with respect to any tax returns filed or to be filed.

            3.8 Ownership of Assets and Leases. Each of the leases and agreements described in Exhibit 3.8 is in full force and effect and constitutes a legal, valid and binding obligation of Curtis Mortgage and the other respective parties thereto and is enforceable in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and there is not under any of such leases or agreements existing any default of Curtis Mortgage or of any other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). All buildings, machinery and equipment owned or leased by Curtis Mortgage are in good operating condition and reasonable state of repair, subject only to their age, and ordinary wear and tear to the best of the Seller's knowledge and belief without any inspection. Curtis Mortgage has not received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to its operations and properties, whether owned or leased, there are no violations, or grounds therefor, which could adversely affect the operation of the business conducted by Curtis Mortgage. The accounts receivable of Curtis Mortgage reflect actual transactions, have arisen in the ordinary course of business and are fairly stated in the financial statements.

            3.9 Agreement Does Not Violate Other Instruments. Except as listed in Exhibit 3.9, the execution and delivery of this Agreement by Curtis Mortgage and the Shareholders do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of Curtis Mortgage or violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Curtis Mortgage or any Shareholder is a party or is bound or by which Curtis Mortgage's assets are affected.

            3.10 Absence of Changes. Except as disclosed on Exhibit 3.10 attached hereto, subsequent to October 31, 1997, Curtis Mortgage has not:

            (a) Suffered any change or become aware of any event or state of facts that could have a material adverse effect on its financial condition, assets, liabilities, business, or prospects, experienced any labor difficulty, suffered any casualty loss, whether or not insured, or otherwise been operated in any manner not in the ordinary course of business.

            (b) Except in the ordinary course of business and consistent with past practice, paid any claim, or discharged or satisfied any lien or encumbrance, or paid or satisfied any liability, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

            (c) Except in the ordinary course of business consistent with past practice, sold or transferred any of its properties or assets, real, personal, or mixed, tangible or intangible, related to Curtis Mortgage.

            (d) Disposed of or permitted to lapse any trademark or patent or any trademark or patent application or license; or disposed of any trade secret, formula, process, or know-how.

            (e) Except in the ordinary course of business, made any capital expenditures or commitments in excess of $10,000.00.

            (f) Agreed, whether in writing or otherwise, to take any action referred to in this Section 3.10 in the future.

            3.11 Litigation. Except as otherwise set forth in Exhibit 3.11 hereto, there are no suits, actions, proceedings, known claims or investigations pending, threatened against or affecting Curtis Mortgage and Shareholders and there exists no basis or grounds for any such suit, action, proceeding, claim or investigation. The extent of the liability of any litigation known is described in Exhibit 3.11.

            3.12  Licenses and Permits;  Compliance  with Law.  Curtis  Mortgage holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business and the use of its assets. All material licenses, certificates, permits, franchises and rights are listed in Exhibit 3.12. Except as noted in
Exhibit  3.12,  Curtis  Mortgage is presently  conducting  its business so as to comply substantially with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority.

            3.13 Contracts, Etc. Exhibit 3.13 hereto consists of a true and complete list of all contracts, agreements and other instrument to which Curtis Mortgage is a party, except for certain miscellaneous contracts entered in the ordinary course of business, none of which, in the aggregate, are material to the operations of Curtis Mortgage. Except as set forth in Exhibits 3.7, 3.13, 3.16, or 3.18, Curtis Mortgage is not a party or subject to, whether oral or written, any of the following:

            3.13.1 Any lease, rental agreement or other contract or commitment affecting the ownership or leasing of, title to or use of any interest in real or personal property and any maintenance or service agreements relating to any real or personal property;

            3.13.2 Any contract or commitment providing for payments based in any manner upon the sales, purchases, receipts, income or profits of Curtis Mortgage;

            3.13.3 Any single contract or commitment, or sales or purchase order, which involves future payments, performance of services or delivery of goods and/or materials, to or by Curtis Mortgage with an amount or value in the aggregate in excess of $10,000.00;

            3.13.4 Any franchise agreement, marketing agreement or royalty agreement, and with respect to each such agreement. Exhibit 3.13 sets forth the aggregate royalties or similar payment paid hereunder by Curtis Mortgage as of the date hereof;

            3.13.5 Any contract or agreement with a creditor not made in the ordinary course of business;

            3.13.6 Any employment contract or arrangement regarding employees or independent contractors which is not terminable by it within ninety (90) days without payment of any amount for any reason whatsoever, or for any continuing payment of any type or nature, including, without limitation, any bonuses and vested commissions other than commissions due upon closing of pending loans to Jennifer Wiggins and Laura C. Waits;

            3.13.7 Any plan or other arrangement providing for life insurance, pensions, stock rights, distributions, options, deferred compensation, retirement payments, profit sharing, medical reimbursements or other benefits for officers or other employees or independent contractors;

            3.13.8 Any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise; or

            3.13.9 Any contraction with any labor organization.

            All of the contracts, agreements, policies of insurance or instruments described in Exhibits 3.7, 3.13, 3.16, or 3.18 hereto are valid and binding upon Curtis Mortgage and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and neither Curtis Mortgage nor any other party to such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof.

            3.14 Labor Matters. Exhibit 3.14 sets forth a list of the payroll of all employees of Curtis Mortgage as of the first payroll date subsequent to the execution of this Agreement. Except as set forth in Exhibit 3.14, Curtis
Mortgage is not in violation of any applicable federal or state law or regulation relating to labor or labor practices. There has not been, and will not be, any adverse change in relations with employees and independent contractors of Curtis Mortgage as a result of the transactions contemplated by this Agreement.

            3.15 Benefit Plans. Exhibit 3.15 lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, health plan, life insurance plan or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan", as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), maintained or contributed to by Curtis Mortgage.

            3.16 Mortgage Loans. Exhibit 3.16 attached hereto consists of a true and correct list of all mortgage loans owned by or serviced by Curtis Mortgage with the current principal balance, payment schedule, and escrow information for each such loan.

            3.17 Environmental Matters. Exhibit as set forth in Exhibit 3.17;

            (a) neither Curtis Mortgage nor any other party is using or has used any real property owned or leased by Curtis Mortgage (the "Real Property") for the handling, treatment, storage or disposal of any Hazardous Substance (as hereinafter defined);

            (b) No release, discharge, spillage or disposal of any Hazardous Substance and no soil or water contamination by any Hazardous Substance has occurred or is occurring in or on the Real Property;

            (c) Curtis Mortgage and the Shareholders have complied with all known reporting requirements under any applicable federal, state or local environmental laws and permits, and so far as the Company and/or the Shareholders know there are no existing violations by Curtis Mortgage of any such environmental laws or permits;

            (d) there are no claims, actions, suits, proceeding or investigations related to the presence, release, discharge, spillage or disposal of any Hazardous Substance or contamination of soil or water by any Hazardous Substance pending or threatened with respect to the Real Property or otherwise against Curtis Mortgage in any court or before any state, federal, or other governmental agency or private arbitration tribunal and there is no basis for any such claim, action, suit, proceeding or investigation;

            (e) there are no underground storage tanks on the Real Property.

For the purpose of this agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or wastes as those terms are defined by any applicable federal or state law or regulation including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. and petroleum, petroleum products and oil.

            3.18 Insurance. Set forth in Exhibit 3.18 is a complete list of insurance policies which Curtis Mortgage maintained with respect to its businesses, properties or employees within the preceding twenty-four (24) months, except life insurance policies on the lives of the Shareholders. Except as set forth in Exhibit 3.18, such policies are in full force and effect and no event has occurred which would give any insurance carrier a right to terminate any such policy. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which Curtis Mortgage and its property and assets are exposed in the operation of its businesses. Except as set forth in Exhibit 3.18, there has not been any change in Curtis Mortgage's relationship with its insurers or in the premiums payable pursuant to such policies.

            3.19 Related Party Relationships. Except as set forth in Exhibit 3.19, no Shareholder nor any officer or director of Curtis Mortgage, possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of Curtis Mortgage (except as a stockholder holding less than a one percent interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

            3.20 Exhibits. All Exhibits are to be attached hereto within two (2) weeks of the execution of this Agreement and are true, correct and complete as of the date of this Agreement and are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing, except to the extent that such Exhibits may be untrue, incorrect or incomplete due to changes occurring due to the operation of Curtis Mortgage in the ordinary course. Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed on such Exhibit and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

            3.21 Audited Net Worth. The annual audit of Curtis Mortgage will not be completed prior to closing; however, the audit report as of December 31, 1997 will be issued on or before March 1, 1998 and will provide that the Audited Net Worth of Curtis Mortgage Company as of December 31, 1997 will be not less than $1,737,786.00.

            3.22 Disclosure and Absence of Undisclosed Liabilities. This Agreement and the Exhibits hereto disclose all facts material to the assets, business or operations of Curtis Mortgage. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished to Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

            Purchaser represents and warrants to Curtis Mortgage and the Shareholders as follows:

            4.1 Organization and Standing. Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Tennessee.

            4.2 Corporate Power and Authority. Purchaser has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever, except for approval by its Board of Directors, which Purchaser anticipates receiving. This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligation of Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

            4.3 Agreement Does Not Violate Other Instruments. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of Purchaser, or violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument or any order, judgment, decree or other arrangement to which Purchaser is a party or is bound or by which it or its assets are affected.

      V. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

            The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Purchaser for purposes of consummating such transactions, but without prejudice to any other right or remedy which Purchaser may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of, Curtis Mortgage or the Shareholders contained in this Agreement or any other certificate or instrument furnished by Curtis Mortgage or an Shareholder hereunder.

            5.1 Representations True at Closing. The representations and warranties made by Curtis Mortgage and the Shareholder to Purchaser in this Agreement, the Exhibits hereto or any document or instrument delivered to purchaser or its representative hereunder shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time.

            5.2 Acts and Undertakings of Curtis Mortgage and the Shareholders. Curtis Mortgage and the Shareholders shall have duly performed all of the acts and undertaking to be performed by them on or prior to the Closing Date, and the President of Curtis Mortgage and the Shareholders shall deliver to Purchaser a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth in Section 5.1 hereof.

            5.3 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of Curtis Mortgage, if such action, proceeding, investigation, regulation or legislation, in the reasonable judgment of Purchaser would make it inadvisable to consummate such transactions.

            5.4 Opinion of Counsel. A favorable opinion of Norton & Luhn, P.C., counsel for Curtis Mortgage, and the Shareholders, shall have been delivered to Purchaser dated as of the Closing Date, substantially in form and substance of the opinion attached hereto as Exhibit 5.4.

            5.5 Consents, Approvals and Waivers. Purchaser shall have received a true and correct copy of each consent, approval and waiver (a) referred to in
Section 2.10 hereof, or (b) otherwise required for the execution of this Agreement and the consummation of the transactions contemplated hereby.

            5.6 Personal Agreements. The Shareholders and Jennifer Wiggins shall have executed Personal Agreements substantially in the respective forms set forth in Exhibits 2.10(a) through 2.10(c).

            5.7 Due Diligence Investigation. Purchaser shall have performed a due diligence investigation of the books and records and operations of Curtis Mortgage, the results of which investigation shall have been satisfactory to Purchaser.

            5.8 Life Insurance. Purchaser shall have the right to purchase a $1,000,000.00 life insurance policy on the life of William Curtis. William Curtis agrees to cooperate in the acquisition of the insurance policy by being available to answer the insurance questionaire and take the physical examination required by the insurance company.

      VI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CURTIS MORTGAGE AND THE SHAREHOLDERS TO CLOSE.

            The obligations of Curtis Mortgage and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Curtis Mortgage and the Shareholders, but without prejudice to any other right or remedy which they may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of Purchaser contained in this Agreement, or any certificate or instrument furnished by it hereunder.

            6.1 Representations True at Closing. The representations and warranties made by Purchaser in this Agreement to Curtis Mortgage and the Shareholders or any document or instrument delivered to Curtis Mortgage, the Shareholders or their representatives hereunder shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, except for changes contemplated by this Agreement.

            6.2 Covenants of Purchaser. Purchaser shall have duly performed all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date, and a duly authorized officer of Purchaser shall deliver a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth under Section 6.1 above.

            6.3 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of, the business of Purchaser, if such action, proceedings, investigation, regulation or legislation, in the reasonable judgment of Curtis Mortgage or the Shareholders would make it inadvisable to consummate same.

            6.4 Opinion of Counsel for Purchaser. A favorable opinion of Ritchie & Eubanks, P.L.L.C., counsel for Purchaser, shall have been delivered to Curtis Mortgage and the Shareholders dated as of the Closing Date, substantially in the form and substance of the opinion attached hereto as Exhibit 6.4.

            6.5 Consents, Approvals and Waivers. Curtis Mortgage and Shareholders shall have received a true and correct copy of each consent, approval and waiver (a) referred to in Section 2.11 hereof, or (b) otherwise required for the execution of this Agreement and the consummation of the transactions contemplated hereby.

            6.6 Personal Agreements. Shareholders and Jennifer Wiggins shall have executed Personal Agreements substantially in the respective forms set forth in Exhibits 2.10(a) through 2.10(c).

      VII. CLOSING.

            7.1 Time and Place of Closing. The Closing shall be held at the offices of BankFirst, 625 Market Street, Knoxville, Tennessee 37902, commencing at 10:00 a.m. Eastern Time, on January 20, 1998, unless another place or date is agreed to in writing by Curtis Mortgage and Purchaser. The Closing Date may be extended by agreement to a date no more than five (5) days following approval of the Federal Reserve Bank of the acquisition by BankFirst.

            7.2 Transactions at Closing. At the Closing, each of the following transactions shall occur:

                  7.2.1 Curtis Mortgage and the  Shareholders'  Performance.  At
            the Closing, Curtis Mortgage and the Shareholders shall deliver to Purchaser the following:

                  (a) all  certificates  representing  shares of the outstanding capital stock of Curtis Mortgage owned by the Shareholders, duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to Purchaser and its counsel, with signatures guaranteed;

                  (b) the certificate of the  Shareholders  and of the President of Curtis Mortgage described in Section 5.2;

                  (c) copies of the  consents  and waivers  described in Section
            2.9 and Section 5.5;

                  (d)  Satisfactory  evidences  of the  approvals  described  in
            Section 5.5;

                  (e) certificates of compliance or certificates of good standing of Curtis Mortgage, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of its incorporation and any other jurisdiction which is set forth in
            Exhibit 3.1 hereto;

                  (f) certified  copies of resolutions of the Board of Directors of Curtis Mortgage approving the transactions set forth in this Agreement;

                  (g) certificate of incumbency for the officers of Curtis Mortgage;

                  (h) resignations of the directors and designated officers of Curtis Mortgage;

                  (i)   Personal   Agreements   executed  by  the   Shareholders
            substantially in the form set forth in Exhibits 2.10(a) and (b); and

                  (j)   Personal   Agreement   executed  by   Jennifer   Wiggins
            substantially in the form set forth in Exhibit 2.10(c).

                  (k) opinion of counsel described in Section 5.4.

                  (l) executed Lease  Agreements  substantially  in the forms of
            Exhibits 2.6(a) and 2.6(b);

                  (m) such other  evidence of the  performance  of all covenants and satisfaction of all conditions required of Curtis Mortgage and the Shareholders by this Agreement, at or prior to the Closing, as Purchaser or its counsel may reasonably require.

            7.2.2 Performance by Purchaser. At the Closing, Purchaser shall deliver to the Shareholders and/or Escrow Agent the following:

                  (a) cash to  Shareholders,  by  cashier's  check or  certified check or wire transfer, in the aggregate amount of $7,000,000.00.

                  (b) cash to Escrow  Agent,  by  cashier's  check or  certified check or wire transfer, in the aggregate amount of $500,000.00;

                  (c) the  certificate  of the authorized  officer  described in
            Section 6.2;

                  (d)  satisfactory  evidence  of  the  approvals  described  in
            Section 6.5;

                  (e) opinion of counsel described in Section 6.4;

                  (f) certificate of incumbency of the officers of Purchaser who are executing this Agreement and the other documents contemplated hereunder;

                  (g) executed Personal Agreements substantially in the forms of
            Exhibits 2.10(a), 2.10(b), and 2.10(c);

                  (h) certified copy of resolutions of the Board of Directors of
            Purchaser approving the transactions set forth in this Agreement;

                  (i) executed Lease  Agreements  substantially  in the forms of
            Exhibits 2.6(a) and 2.6(b); and

                  (j) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser by this Agreement at or before the Closing as Curtis Mortgage.

      VIII. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFI- CATION.

            8.1 Survival of Representations and Warranties of Curtis Mortgage and the Shareholders. All representations, warranties, agreements, covenants and obligations made or undertaken by Curtis Mortgage and the Shareholders in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Purchaser, shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto. To the extent provided in this section, Curtis Mortgage and the Shareholders, jointly and severally, agree to indemnify and hold Purchaser harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by Purchaser arising from:

            (a) any misrepresentation by, or breach of any covenant or warranty of, Curtis Mortgage or any Shareholder contained in this Agreement or any certificate or other instrument furnished or to be furnished by Curtis Mortgage or any Shareholder hereunder, or any claim by a third party which, if true, would be such a misrepresentation or breach;

            (b) any claim against or liability of Curtis Mortgage which accrued prior to the Closing, to the extent not accrued or reserved against in the financial statements, disclosed in the Exhibits to this Agreement, or incurred in the ordinary course of business since October 31, 1997.

      Following the Closing, Curtis Mortgage will be owned by the Purchaser, the parties to this Agreement agree that the Shareholders will have no right of reimbursement or contribution against Curtis Mortgage.

      In the event that a state of facts exist whereby the Purchaser intends to assert a claim against the Shareholders, the Purchaser shall notify the Shareholders in writing. If the claim relates to a claim asserted by a third party against the Purchaser, the Purchaser may employ legal counsel reasonably acceptable to Shareholders. Purchaser shall direct the defense or prosecution of the claim or action of such third party as it relates to the Purchaser. The Purchaser shall not pay or settle a claim of any third party as long as the Shareholders defend or prosecute the claim of the third party in good faith; provided, however, that in the event the Purchaser reasonably determines that it may be adversely affected by a failure to pay or settle the claim of any third party promptly, it may, upon written notice to Shareholders, pay or settle such claims without affecting the rights of either party. In the event the claim arises from other than a claim of a third party, the Shareholders shall have thirty (30) days from the date of Purchaser's notice to cure such claim to the satisfaction of the Purchaser, or to contest such claim.

      In the event a disputed claim is not resolved in a manner satisfactory to the Shareholders and Purchaser within thirty (30) days of receipt by the Shareholders of the notice that Shareholders intend to dispute the claim, the claim shall be submitted to arbitration pursuant to the rules of the American Arbitration Association and the decision for the arbitrator shall be conclusive and binding on all parties. In addition to the amount of the claim or liability asserted hereunder, if any, the successful party or parties shall recover all expense and costs reasonably incurred, including reasonable attorney's fees, as a result of the action on the claim, together with interest at the maximum rate allowed by law on the amount of the claim, to be paid by the Purchaser or by the Shareholders, as the case may be as determined by the arbitrator.

      Such right of indemnification shall expire three (3) years after the Closing, unless a lawsuit, arbitration, or administrative proceeding based on an asserted claim shall have been commenced within said period and is then pending, or a tax assessment has been made or a notification of a tax audit has been received within said period and is then pending.

            8.2 Survival of Representations and Warranties of Purchaser. All representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Curtis Mortgage and the Shareholders, shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto. Purchaser agrees to indemnify and hold Curtis Mortgage and the Shareholders harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by Curtis Mortgage or the Shareholders arising from any misrepresentation by, or breach of any covenant or warranty of, Purchaser contained in this Agreement or any certificate or instrument furnished or to be furnished by Purchaser hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach.

      IX. TERMINATION.

            9.1 Method of Termination. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article II hereof, and (b) expenditures and obligations incurred and to be incurred by Purchaser, on the one hand, and by Curtis Mortgage and the Shareholders, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

            9.1.1 By the mutual consent of the Boards of Directors of Curtis Mortgage and Purchaser, notwithstanding prior approval by the shareholders of any or all of such corporations;

            9.1.2 By the Board of Directors of Curtis Mortgage after October 31, 1997, if any of the conditions set forth in Article VI hereof, to which their obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of any of them; or

            9.1.3 By Purchaser after October 31, 1997, if any of the conditions set forth in Article V hereof, to which the obligations of Purchaser are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser.

            9.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 9.1.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any other termination, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder.

            9.3 Risk of Loss. Curtis Mortgage and the Shareholders assume all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement up to the Closing. If the condemnation, destruction, loss, or damage is such that the business of Curtis Mortgage is interrupted or curtailed or the assets of Curtis Mortgage are materially affected, then Purchaser shall have the right to terminate this Agreement. If the condemnation, destruction, loss, or damage is such that the business of Curtis Mortgage is neither interrupted nor curtailed nor its assets materially affected, or if the business is interrupted or curtailed or the assets are materially affected and Purchaser nevertheless forgoes the right to terminate this Agreement, the purchase price shall be adjusted at the Closing to reflect such condemnation, destruction, loss, or damage to the extent that insurance proceeds are not sufficient to cover such destruction, loss or damage, and if Purchaser, on the one hand, and Curtis Mortgage and the Shareholders, on the other hand, are unable to agree upon the amount of such adjustment, the dispute shall be resolved jointly by the independent accounting firms then employed by Purchaser and Curtis Mortgage, and if said accounting firms to not agree upon the amount of such adjustment, they shall appoint a nationally recognized accounting firm, whose determination of the dispute shall be final and binding.

      X. GENERAL PROVISIONS.

            10.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

                  10.1.1 If to Curtis Mortgage or the Shareholders:

                  Curtis Mortgage Company
                  Attn: William H. Curtis
                  249 North Peters Road
                  Knoxville, Tennessee 37923

                  and to

                  William H. Curtis
                  4407 Beechwood Road
                  Knoxville, Tennessee 37920

                  Gordon C. Curtis
                  109 Harbor Point Cove
                  Lenoir City, Tennessee 37772

                  10.1.2 If to Purchaser:

                  BankFirst
                  Attn: Fred R. Lawson
                  625 Market Street
                  Knoxville, Tennessee 37902

                  with a copy to:

                  BankFirst
                  Attn: R. Stephen Hagood
                  625 Market Street
                  Knoxville, Tennessee 37902


                  10.1.3 If  delivered  personally,  the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed to a party in accordance with this Section 10.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mail.

                  10.1.4 Any part  hereto may change its address  specified  for notices herein by designating a new address by notice in accordance with this Section 10.1.

            10.2 Brokers. Purchaser represents and warrants to Curtis Mortgage and the Shareholders, and Curtis Mortgage and the Shareholders, jointly and severally, represent and warranty to Purchaser that no broker or finder has acted for it or them or any entity controlling, controlled by or under common control with it or them in connection with this Agreement. Shareholders agree to indemnify and hold harmless Purchaser against any fee, loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by them.

            10.3 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this agreement.

            10.4 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

            10.5 Expenses. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred same.

            10.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. The invalidity of nonenforceability of this Agreement as to any Shareholder shall not affect the validity or enforceability of this Agreement as to any other Shareholder.

            10.7. Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

            10.8. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

            10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

            10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.11 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

            10.12 Exhibits Incorporated. All Exhibits attached hereto are incorporated herein by reference, and all blanks in such Exhibits, if any, will be filled in as required in order to consummate the transactions contemplated herein and in accordance with this Agreement.

            10.13 Time of Essence. Time is of the essence in this Agreement.

            10.14 Intent and Due Diligence Standard. The parties hereto have entered into this Agreement in good faith with the intention of closing the transaction contemplated herein in accordance with the terms and conditions of this Agreement. It is the further intention of the parties hereto to provide Purchaser ample time to conduct any and all due diligence investigation it deems necessary to satisfy itself with the condition of Curtis Mortgage. If, prior to Closing, Purchaser is not satisfied with the condition of Curtis Mortgage, Purchaser may elect to terminate the transaction contemplated herein.

            IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                          BANKFIRST
                                          ("Purchaser")

                                          By: /s/ Fred R. Lawson
                                             -----------------------------------
                                                  Fred R. Lawson

                                          Title: President

                                          CURTIS MORTGAGE COMPANY
                                          ("Curtis Mortgage")

                                          By: /s/ William H. Curtis
                                             -----------------------------------
                                                  William H. Curtis

                                          Title: Chairman & CEO

                                          SHAREHOLDERS:

                                          /s/ William H. Curtis
                                          --------------------------------------
                                          William H. Curtis

                                          /s/ Gordon C. Curtis
                                          --------------------------------------
                                          Gordon C. Curtis